Exhibit 10.1

[MJN Letterhead]

March 4, 2015

Peter G. Leemputte

1565 Kathryn Lane

Lake Forest, IL 60045

Dear Pete:

This will confirm that our agreement that you will separate from service with Mead Johnson Nutrition Company (“MJN”) and its affiliates effective as of June 30, 2015 (the “Separation Date”); provided, however, that prior to the Separation Date and without affecting your Separation Date, MJN may request that you resign some or all of your officer and/or director positions, including your position as Chief Financial Officer and Executive Vice President, in which case your duties will be transitional in nature as reasonably requested by the Chief Executive Officer of MJN.  The attached material summarizes important issues regarding severance payments and benefits which you will receive as the result of your separation from MJN and its affiliates, provided that certain requirements are met.  The following applies only if your separation occurs on June 30, 2015 or if your death occurs after March 13, 2015.  If, after March 13, 2015 and on or prior to June 30, 2015, you accept other employment or you die, your acceptance (or commencement) of such other employment or death, as applicable, will not be considered as a separation from service prior to June 30, 2015 for purposes of this Agreement.  Your employment with MJN and its affiliates will not be terminated by MJN (or any of its affiliates) prior to June 30, 2015 without Cause (as defined below).  All payments and benefits provided to you will be subject to applicable withholdings.  For purposes of this agreement, the term “Cause” shall have the meaning given such term in the Second Amended and Restated Mead Johnson & Company, LLC Senior Executive Severance Plan (the “Severance Plan”)) in clause (B) of the applicable definition (and, for the avoidance of doubt, without regard to clause (A) of such definition).

ATTACHMENT I — CASH SEVERANCE PAY WORKSHEET

Your severance pay calculation appears on this attachment. Your total aggregate severance pay will be equal to $2,292,592 and will consist of the following three components:  (1) cash salary continuation payments (“Salary Continuation Severance”) in the amount of $177,042 ($50,583.33 per month, pro rated for partial months), representing your base salary from March 13, 2015 through June 30, 2015, (2) cash severance benefits provided to you in accordance with the terms and provisions of the Severance Plan (which includes 4 weeks of Basic Severance ($46,692) as described in the Severance Plan and an additional severance amount ($1,684,425) calculated by reference to your base salary and target bonus for 2015 using a severance multiplier of 1.5 as described in the Severance Plan), and (3) an additional cash severance payment (the “Additional Severance Amount”) equal to the total $384,433 as agreed between you and the company.  The severance payments that are payable pursuant to the Severance Plan will be subject to the terms and conditions of the Severance Plan.  You should consult the Severance Plan summary plan description for more information about these benefits.  Generally, however, severance payments under the Severance Plan will be paid to you at regular payroll intervals until the full benefit is paid.  If you obtain new employment before all of the payments are made, the balance of any unpaid severance payments to which you may be entitled under the Severance Plan will be paid to you in a lump sum to the extent permitted by law.  The Salary Continuation Severance shall be paid to you in substantially equal installments over the Salary Continuation Period.  The Additional Severance Amount will be paid to you in substantially equal installments over eighteen months beginning 60 days after the Separation Date (the “Payment Start Date”) provided that you sign the attached General Release (described below) within the time limits provided, you do not revoke the General Release, and it is effective as of the Payment Start Date.  The cash severance payments provided to you under the Severance Plan (other than the Basic Severance) and the Additional Severance Amount are sometimes referred to in this letter as “Executive Severance”.

ATTACHMENT II - GENERAL RELEASE AND SPECIAL EXECUTIVE TERMS

Please read this attachment carefully, and consult with an attorney and any other advisor of your choice prior to signing the General Release and Special Executive Terms (the “General Release”).  Please note that if you do not choose to sign the General Release or if you revoke it within the applicable revocation period, you will only be eligible for Basic Severance as described in the Severance Plan and other benefits that may be due according to their terms.  Payment of Executive Severance, eligibility to select company-subsidized benefit continuation (Option I), certain bonus payments, and outplacement benefits, if applicable, are contingent upon your properly executing the General Release in a timely manner and not revoking it as of the date that payments or benefits are otherwise to be paid or provided under the applicable programs.

ATTACHMENT III - CERTIFICATION OF EMPLOYMENT FORM

You are required to advise MJN if new employment commences prior to the expiration of your Severance Pay Period (as defined in the Severance Plan) by completing this form and returning it to the Human Resources Department.  This will entitle you to receive the balance of your severance pay under the Severance Plan, if any, in a lump sum to the extent permitted by law.  Your Additional Severance Amount will not be accelerated.

ATTACHMENT IV - SUMMARY OF WELFARE BENEFIT COVERAGES

This attachment provides a summary of your current welfare benefit coverages, which may assist you in making decisions concerning coverage continuation where available.  Plan benefits are described in the summary plan description for the applicable plan.  Shortly following the Separation Date, detailed information from Mercer-Trion concerning health care continuation options that are available to you as a result of your separation from service will be mailed to your home.  Under the Severance Plan, you will have the opportunity to select company-subsidized benefits continuation (Option I) (subject to satisfaction of applicable requirements, including the requirements relating to a General Release) or you may choose to pay for the full cost of benefits continuation (Option II) as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).  If you are married, your spouse must also make an election to continue coverage and either you or your spouse must make continuation coverage elections on behalf of minor children.  Please note that as long as you are eligible for benefits under the company’s medical plan (or HMO) or dental plan, you will also continue to be eligible to participate in the Employee Assistance Program. At the end of your Severance Pay Period (or, if earlier, the date on which cash severance payments under the Severance Plan end) you will no longer be eligible for company-subsidized benefits continuation.  At that time, you may be eligible to continue your health plan benefits on an unsubsidized basis.  This will be described in the information being mailed to your home.

ATTACHMENT V - VACATION PAY SUMMARY

You will be eligible for payment of all accrued unused and banked vacation up to your Separation Date.  Payment will be made in a lump sum in the first practicable payroll period following your Separation Date and as required by law.

ATTACHMENT VI — EQUITY AWARDS

Generally, your outstanding equity awards (stock options, RSUs and Performance Shares) will be vested and, if applicable, exercisable or payable in accordance with the terms of the applicable award agreements.  Attached as Attachment VI is a list of your outstanding awards and a summary of the vesting provisions and exercise provisions.  Please reference your award information through Morgan Stanley Smith Barney at www.stockplanconnect.com or (866) 267-7862 for further information.

ATTACHMENT VII — BONUS CALCULATION

Attached as Attachment VII is a summary of the manner in which your 2015 bonus will be calculated for purposes of this Agreement.  Subject to satisfaction of applicable performance targets (based on individual and company performance), you will be paid a pro rata portion of your annual incentive bonus for 2015 (pro ration to be determined based on service through March 13, 2015), if any, in a lump sum at the time that annual incentive bonuses are paid to similarly-situated employees of the company who have not separated from service, including, if applicable, after any required actions, including certification of applicable performance targets, are taken.  This payment is payable pursuant to the Severance Plan and will be subject to the terms and conditions of the Severance Plan.  You should consult the Severance Plan summary plan description for more information about this payment.  In addition, you will only be entitled to this payment if you sign the attached General Release and it is effective as of the Payment Start Date (or, if earlier, the date on which annual incentive bonuses for 2015 are otherwise paid to similarly-situated employees of the company who have not separated from service).

OTHER IMPORTANT INFORMATION

INDEMNIFICATION

You will continue to be entitled to indemnification in accordance with Article Eighth of the Mead Johnson Nutrition Corporation Certificate of Incorporation and Article V of the Mead Johnson Nutrition Corporation By-laws.  Following the Separation Date, you will continue to be covered by the directors and officers liability insurance policy maintained by MJN in accordance with the terms of such policy as in effect from time to time.

SAVINGS PLAN

If you were participating in the Mead Johnson & Company Retirement Savings Plan, your contributions and the Company’s contributions (including the Additional Contributions) cannot be continued after the Separation Date.  Within a few weeks following the Separation Date, you will receive important information from Fidelity describing your options as an inactive participant.

RETIREMENT PLAN

You will receive a benefit under the Mead Johnson & Company Retirement Plan (the “Retirement Plan”) based on your length of service through February 8, 2009.  Vesting occurs once you complete five years of service with the company.  If you have satisfied the Retirement Plan requirement for retirement (age 55 with at least 10 years of service, or age 65), then you are eligible to begin receiving your pension benefit at any time.  Please call the Mead Johnson Pension Service Center at

Fidelity to request a retirement package.  Your final pension benefit will be calculated when all necessary forms and required information are received (i.e. proof of birth date, Social Security Authorization form, etc.). If you are eligible to retire, you may also be entitled to retiree medical benefits.

BENEFIT EQUALIZATION PLANS

If you are a participant in either/both of the Mead Johnson & Company Benefit Equalization Plan—Retirement Savings Plan or Mead Johnson & Company Benefit Equalization Plan—Retirement Plan, any benefits to which you are entitled under those plans will be paid to you in accordance with the terms of the applicable plan.

NON-DISPARAGEMENT

You shall not, directly or indirectly, make or cause to be made, any statement that disparages or is likely to harm the reputation of the company, any of its affiliates, or any of their respective products, services, officers, directors or employees. The company shall direct its directors and officers not to, directly or indirectly, make or cause to be made, any statement that disparages or is likely to harm your reputation.  Truthful statements required to be made by law or in response to legal process shall not violate the foregoing.

CONFIDENTIALITY

You are reminded of the continuing nature of your obligation to maintain confidentiality and not make use of information concerning MJN’s (or its affiliates’) the business or affairs of any nature that is not otherwise a matter of public record.  This obligation, which you acknowledged and agreed to in the agreement concerning confidentiality that you executed when your employment with the company began, continues after the separation of your service.

SUMMARY

This letter is intended to summarize the benefits to which you may be entitled as a result of your separation from the company, assuming a Separation Date of June 30, 2015.  Again, for detailed explanations of the Severance Plan or other benefits provided under the Severance Plan, refer to the applicable plan document or summary plan description.  If you need a copy of any of these documents, contact the MJN Service Center at 1-877-522-3862.

SECTION 409A

It is intended that all payments under this Agreement will be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  To the extent required by Section 409A of the Code, your payments may be delayed to conform to the provisions of Section 409A relating to specified employees.

Listed below are important telephone numbers that you will need if you wish to review your benefit coverages, or if you have any questions.

Retirement Savings Benefit Line 1-800-835-5095 or www.401k.com	- For information on your Savings & Investment Program Account
Pension Service Center 1-866-402-7095	- For information on your Savings & Retirement Plan benefit

MJN Service Center 1-877-500-0909 Accounts	- For information on your Health Care, Group Life Insurance, Reimbursement
LifeWorks OneSource 1-888-267-8126	-For confidential counseling on personal matters of concern to you or your family

If you have any questions concerning this letter or any of the arrangements surrounding your separation from the company, please feel free to contact me directly.

Sincerely,

/s/ Charles M. Urbain
Charles M. Urbain

Attachments:

Attachment I	- Cash Severance Pay Worksheet
Attachment II	- General Release with Special Executive Terms
Attachment III	- Certification of Employment Form
Attachment IV	- Summary of Welfare Benefit Coverages
Attachment V	- Vacation Pay Summary
Attachment VI	- Summary of Outstanding Equity Awards

ATTACHMENT I
CASH SEVERANCE PAY WORKSHEET

NAME OF EMPLOYEE: Peter G. Leemputte
HR ID:  5000371

I.	SEVERANCE PAY CALCULATION OF SERVICE:

	SEPARATION DATE:	June 30, 2015
	DATE OF HIRE:	September 22, 2008
	YEARS OF SERVICE:	6.9 YEARS

II.	BASE SALARY UPON WHICH SEVERANCE PAY IS CALCULATED: $ 607,000 PER YEAR

III.	SALARY CONTINUATION SEVERANCE	$177,042

IV.	BASIC SEVERANCE PAY:	$46,692

V.	EXECUTIVE SEVERANCE PAY:
	18 MONTHS BASE SALARY AND TARGET BONUS	$1,684,425

VI.	ADDITIONAL CASH SEVERANCE PAY:	$384,433

VII.	TOTAL SEVERANCE PAY:
	BASIC, EXECUTIVE AND ADDITIONAL SEVERANCE PAY —	$2,292,592

PAYMENTS OF YOUR BASIC SEVERANCE PAY WILL BEGIN IMMEDIATELY FOLLOWING YOUR SEPARATION DATE AND ARE NOT SUBJECT TO YOUR EXECUTION OF A GENERAL RELEASE.  YOUR EXECUTIVE SEVERANCE PAY AND YOUR ADDITIONAL CASH SEVERANCE PAY WILL BEGIN AS OF THE DATE THAT IS 60 DAYS AFTER YOUR SEPARATION DATE (THE “PAYMENT START DATE”) PROVIDED THAT, AS OF THE PAYMENT START DATE, YOU HAVE EXECUTED A GENERAL RELEASE AND THE APPLICABLE REVOCATION PERIOD HAS EXPIRED AND YOU HAVE NOT REVOKED THE RELEASE.  OTHERWISE, YOU WILL NOT BE ENTITLED TO ANY CASH SEVERANCE PAY OTHER THAN THE BASIC SEVERANCE PAY.  ONCE SEVERANCE PAY (OTHER THAN THE BASIC SEVERANCE PAY) COMMENCES, IT WILL BE PAID IN REGULAR PAYROLL INTERVALS OVER 18 MONTHS IN ACCORDANCE WITH YOUR PAY SCHEDULE THAT WAS IN EFFECT PRIOR TO SEPARATION.  YOUR EXECUTIVE SEVERANCE PAY WILL CONTINUE TO THE END OF YOUR SEVERANCE PAY PERIOD; PROVIDED, HOWEVER, THAT IF YOU OBTAIN OTHER EMPLOYMENT PRIOR TO THE END OF YOUR SEVERANCE PAY PERIOD, ANY REMAINING PORTION OF YOUR EXECUTIVE SEVERANCE PAY (BUT NOT ANY REMAINING PORTION OF YOUR ADDITIONAL CASH SEVERANCE PAY) WILL BE PAID TO YOU AS A LUMP SUM (PLEASE SEE ATTACHMENT III- “CERTIFICATION OF EMPLOYMENT FORM”) TO THE EXTENT PERMITTED BY APPLICABLE LAW.  YOUR ADDITIONAL CASH SEVERANCE PAY WILL NOT BE ACCELERATED AND WILL CONTINUE TO BE PAID OVER THE REMAINDER OF THE 18 MONTH PERIOD.  ALL PAYMENTS SHALL BE MADE IN

ACCORDANCE WITH SECTION 409A OF THE CODE.  NOTWITHSTANDING THE FOREGOING, YOUR EXECUTIVE SEVERANCE PAY WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF THE SEVERANCE PLAN.

YOU ARE REQUIRED TO REVIEW AND SIGN THE GENERAL RELEASE FORM (ATTACHMENT II) AND RETURN IT TO THE COMPANY AS ONE OF THE REQUIREMENTS TO BECOME ELIGIBLE FOR EXECUTIVE SEVERANCE PAY AND ADDITIONAL CASH SEVERANCE PAY AS WELL AS CERTAIN OTHER BENEFITS UPON SEPARATION.

ATTACHMENT II
GENERAL RELEASE AND SPECIAL EXECUTIVE TERMS

Name:  Peter G. Leemputte                               Notification Date: March 4, 2015
Mead Johnson & Company (hereinafter the “Company”) has offered me Benefits, as specified in Attachment I and this Agreement and General Release, including but not limited to (i) cash severance pay (“Executive Severance Pay”) under the Second Amended and Restated Mead Johnson & Company, LLC Senior Executive Severance Plan (the “Severance Plan”) (in addition to Basic Severance Pay), (ii) Additional Cash Severance Pay to which I am not otherwise entitled under the Severance Plan or otherwise, (iii) the opportunity to continue Company-subsidized benefits until my reemployment or the end of my Severance Pay Period (whichever occurs first), (iii) outplacement services in accordance with the Severance Plan and (iv) other additional consideration.  I understand that I will only be able to receive the above in consideration for my signing this General Release and Special Executive Terms (“General Release” or “Agreement”).  I understand that I do NOT have to sign this General Release in order to receive Basic Severance.

The Company has advised me of, and I acknowledge the following:

I have 21 days from the date I receive this General Release to consider and sign it.  If I do not return this signed General Release in 21 days, the Company will consider this as my refusal to sign, and I will not receive Executive Severance Pay, Additional Severance Pay or other enhanced severance benefits (collectively, the “Conditional Severance Benefits”).  If I do sign this General Release, it will not be effective for a period of 7 calendar days, during which time I can change my mind and revoke my signature.  If I revoke my signature, I understand that I will not be entitled to the Conditional Severance Benefits.  To revoke my signature, I must notify the Company in writing, within 7 calendar days of the date I originally signed this General Release.  If I do sign this General Release, I understand that I will also be required to re-affirm my agreement to this General Release by signing once again within 21 days after the date my employment ends.  I will also have the opportunity to revoke my re-affirmation within 7 calendar days of the date I sign it, using the same procedure described above.

By signing this release I am forever giving up my right to sue the Company, and any affiliates, parent-companies and subsidiaries, and wholly-owned partnerships, respective employee benefit plans, their past, present and future officers, directors, employees, administrators, trustees, fiduciaries, insurers, and agents (collectively, the “Released Parties”) based upon any act or event occurring prior to my signing General Release.  Without limitation, I specifically release the Released Parties from any and all claims related to or arising out of my employment, or the termination of employment, including claims under federal anti-discrimination laws such as Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family Medical Leave Act, claims for the interference with my rights to benefits under the Employee Retirement Income Security Act of 1974 (including without limitation, Section 510 thereof), claims for breach of contract, tort and any common law actions, and claims under any and all federal, state, and local laws or regulations as well as any claims for attorneys’ fees, emotional distress, compensatory damages, or punitive damages.  Further, I hereby represent that I do not have any claims for retaliation or any claims in the nature of whistleblower claims or claims for violation of public policy.

I acknowledge that the Company has provided me instructions on how to obtain a Summary Plan Description of the terms of the Severance Plan currently in effect and I understand and accept them.

The Company and its agents and employees have not made any promises to me other than as stated in this General Release and attached documentation.  I understand that the Severance Plan requires me to immediately advise the Company if I obtain new employment while I am receiving Executive Severance Pay.  I understand and agree that the terms of this General Release may not be altered except in a written document signed by both me and an authorized representative of the Company.

By signing this General Release, I am NOT giving up my right to appeal a denial for benefits submitted under my medical or dental coverage, life insurance, disability program or retirement plan maintained by the Company.  Also, I am NOT giving up my right to file for unemployment insurance benefits at the appropriate time if I so choose, and my signing of this General  Release will NOT affect my rights, if any, to coverage by Workers’ Compensation insurance. I am NOT releasing any claims that may arise after the date I sign this General Release.  I also understand this General Release shall not apply to (a) my rights to indemnification and other rights that are provided under this Agreement or under the by-laws or articles of incorporation of the Company; (b) any right I may have to obtain contribution as permitted by law in the event of entry of judgment against me as a result of any act or failure to act for which I, on the one hand, and Company or any other Releasee, on the other hand, are jointly liable; (c) my right to enforce this Agreement or (d) my rights under the equity awards of Mead Johnson Nutrition Company, including the rights, if any, to vest in and exercise such equity awards in accordance with their terms or other rights to vested benefits to which I may be entitled under the Company’s employee benefit plans in accordance with their terms.

This General Release does not constitute an admission of liability or wrongdoing of any kind by either Party. This General Release is not intended to be, and shall not be, construed as an admission that either Party has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against the other Party.

SPECIAL EXECUTIVE TERMS

Cooperation.  From time to time, the Company finds it necessary or advisable to contact former employees regarding matters about which they might have knowledge that are relevant to ongoing legal matters of the Company.  I further understand that I may be required by a court of other administrative agency to provide testimony regarding matters regarding the Company and its affiliates with respect to which I have or may have knowledge.  I agree that I will reasonably cooperate and generally make myself available to give testimony and assistance in connection with any lawsuits, claims, proceedings and investigations involving the Company.  In connection with my testimony, cooperation, and assistance, the Company may advance or reimburse to me reasonable out-of-pocket expenses incurred by me in the process of providing such testimony, cooperation or assistance.  Without limiting the foregoing, I agree (i) to meet with the Company’s representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this paragraph; (ii) to provide truthful testimony to any court, agency or other adjudicatory body; (iii) to notify the Company within three (3) business days or as soon as reasonably practicable, if I am contacted by a party that is adverse or a representative of an adverse party; and (iv) not to assist any adverse party or any adverse party’s representatives, except for a governmental entity or as may be required by law.  I further understand any requests by me to the Company for the advancement of reasonable legal fees and expenses, and/or indemnification will be considered by the Company and determined in accordance with the Company’s applicable bylaws, Board resolutions and Delaware law.

Confidentiality of this Agreement.  I understand and agree that this Agreement is confidential and agree, except as required by law, not to disclose its terms or the fact of its existence or execution to any other person or entity without the prior written consent of a duly authorized officer of the Company.  The non-disclosure language contained in this paragraph does not apply to disclosures made to my spouse, attorney or tax advisor, so long as the excepted individuals agree not to further disclose such information, nor does it apply to disclosures to Releasees or to disclosures intended to comply with securities laws.

Return of Company’s Property; Confidentiality.  I warrant and represent that I have returned all Company property of any kind, including without limitation both the originals and all copies of electronic and printed records, reports, documents, computer software, equipment, keys, badges, and any other materials or personal property belonging to the Company, or provided to me or created in connection with my employment with the Company, which I have or had in my possession or control.

Confidentiality.  I clearly understand the continuing nature of my obligation to maintain confidentiality and not make use of information concerning the Company’s (or any of its affiliates’) business or affairs of any nature that is not otherwise a matter of public record.  This obligation, which I acknowledged and agreed to in the agreement concerning confidentiality that I executed during my employment with the Company or its predecessors, continues after the termination of my employment.  I hereby reaffirm my agreements, understandings, obligations or representations pursuant to any prior confidentiality and/or proprietary information agreements in effect at the start of or during the employment relationship and agree that all such agreements will remain in full force and effect.  By way of example only, information about compensation at the Company, in general or for specific individuals or positions, information about valuable human resources, and information about Company policies or strategies are extremely confidential (except to the extent they are intentionally made a part of the public record).  I understand and agree that I shall not disclose or use such information except in the course of performing my duties for the Company.

Entire Agreement.  I understand and agree that this Agreement supersedes any prior agreements, understandings, obligations or representations by the Company to me, except as other agreements or employee benefit plans are referenced and/or incorporated herein, and that any prior agreements, understandings, obligations or representations not so referenced or incorporate herein are null and void; notwithstanding the foregoing, this Agreement will not in any way supersede nor terminate my agreements, understandings, obligations or representations pursuant to any prior confidentiality and/or proprietary information agreements in effect at the start of or during the employment relationship and all such agreements will remain in full force and effect.  No representations, obligations, understandings, or agreements, oral or otherwise, exist between the parties except as expressly stated in this Agreement.  This Agreement may be amended or terminated only by a written document signed by me and a duly authorized officer on behalf of the Company.

Governing Law; Disputes and Claims.  The Agreement shall be governed by and construed according to the laws of the State of Illinois, without reference to conflict of laws principles.  Disputes or claims related to or arising out of this Agreement, or related to or arising out of the termination of my employment, or relating to or arising out of any of the matters herein released shall be subject to binding arbitration in Chicago, Illinois, or such other location as may be agreed between me and the Company, such arbitration to proceed under the American Arbitration Association Employment Dispute Resolution Rules.  There shall be a single arbitrator, such arbitrator to be decided by mutual agreement between me and the Company; provided, however, that if no agreement can be reached within thirty (30) days after I or the Company propose an arbitrator, then the arbitrator shall be selected by the AAA under its Employment Dispute Resolution Rules.  In the event of a dispute, each party shall bear its own costs and fees, except in the event that a statute requires that costs and fees be assessed against the Company or me.  Notwithstanding the arbitration provisions in this section, the following disputes shall not be subject to arbitration: (1) any dispute under an employee benefit plan shall be determined under the provisions stated in such plan and, to the extent relevant, by statute; and (2) any dispute regarding my compliance with the confidentiality terms of this Agreement or referenced agreements in which either party seeks an injunction may be brought in a court of competent jurisdiction in Illinois.

MY SIGNATURE BELOW ACKNOWLEDGES THAT I HAVE READ THIS ENTIRE DOCUMENT, UNDERSTAND WHAT I AM SIGNING, AND AM ACTING VOLUNTARILY OF MY OWN FREE WILL, HAVING RECEIVED VALUABLE CONSIDERATION FOR THIS AGREEMENT. THE COMPANY HAS HEREBY ADVISED ME IN WRITING TO CONSULT WITH AN ATTORNEY AND ANY OTHER ADVISORS OF MY CHOICE PRIOR TO SIGNING THIS GENERAL RELEASE AND HAS ADVISED ME THAT I AM RELEASING CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AMONG OTHER CLAIMS, AND FURTHER THAT I WILL NOT RECEIVE ANY PAYMENTS OR BENEFITS EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

SIGNATURE	/s/ Peter G. Leemputte	DATE	March 4, 2015

I HEREBY RE-AFFIRM MY INTENTION TO BE BOUND BY THIS GENERAL RELEASE WITH FULL EFFECT UP TO AND INCLUDING THE DATE THAT I SIGN BELOW.

SIGNATURE	/s/ Peter G. Leemputte	DATE	March 4, 2015	]

HR ID:  5000371

ATTACHMENT III
CERTIFICATION OF EMPLOYMENT FORM

To:	Human Resources Department
Mead Johnson & Company

In accordance with the requirements of the Second Amended and Restated Mead Johnson & Company, LLC Senior Executive Severance Plan (the “Severance Plan”), I am hereby notifying you that effective                                         , I have begun employment with:

Company Name:

Address:

Telephone Number:

As a result of this new employment, I understand that all outstanding payments of cash severance otherwise payable in accordance with the terms of the Severance Plan for the remainder of my severance pay period will be sent to me as a lump sum as soon after the effective date of my new employment as practical if and as permitted by applicable law.  I understand that no portion of my additional cash severance pay will be accelerated.

I also understand that, if I was participating in health care continuation under Option I of the Severance Plan (i.e., company-subsidized benefits), the company subsidy will cease as of the end of the month in which my new employment becomes effective.  I understand that health care coverages can continue on an unsubsidized basis, subject to the terms and provisions of the company’s plans, if I make full payment to the company or its authorized agent.

Name of Former Employee:

Signature:

Date:

Address:

Telephone Number:

*Processing Instructions
*Complete this form if new employment is obtained prior to the expiration of your Severance Pay Period.  Return the completed form to your former MJN Human Resources Department representative.

HR ID: 5000371

ATTACHMENT IV
SUMMARY OF WELFARE BENEFIT COVERAGES

Name of employee: Peter G. Leemputte
HR ID: 5000371
Date of separation from service:  June 30, 2015

The following information is provided to assist you in making certain benefit choices following your separation from the Mead Johnson & Company, LLC (the “Company”) and its affiliates.  Detailed information and the forms to continue your health care coverage will be sent to your home address in the near future.  Should you have any questions, contact the MJN Service Center at 1-877-500-0909.

While you are receiving severance pay in accordance with the Second Amended and Restated Mead Johnson & Company, LLC Senior Executive Severance Plan (the “Severance Plan”), life insurance equal to one times your salary will be continued at the Company’s expense.

*Detailed information concerning health care continuation options that are available to you as a result of your severance under the Severance Plan will be mailed to your home. You will have the opportunity to select Company-subsidized benefits continuation (Option I) or you may choose to pay for the full cost of benefits continuation via COBRA (Option II).  If you are married, your spouse must also make this election.  Please note that in order to select Company-subsidized benefits continuation, you are required to execute (and not revoke) the General Release (Attachment II).  In addition, the package will also contain information about how you can convert your group life insurance coverage to individual policies at the conclusion of your severance period.

ATTACHMENT V
VACATION PAY SUMMARY

Name of employee: Peter G. Leemputte
HR ID: 5000371

Our records indicate that you are eligible for vacation pay as follows (as of June 30, 2015):

Banked vacation	-	Hours

Accrued vacation	136	Hours

Unused vacation	136	Hours

Total	136	Hours

ATTACHMENT VI
SUMMARY OF OUTSTANDING EQUITY AWARDS

Name of employee: Peter G. Leemputte
HR ID: 5000371

ATTACHED IS A CHART OF AWARDS AND VESTING AND EXERCISE PROVISIONS

ATTACHMENT VII
2015 BONUS CALCULATION

Name of employee: Peter G. Leemputte
HR ID: 5000371

Your bonus calculation for 2015 will be calculated as follows:

•                  Target % of Base Salary (85%) X Company Financial Performance (1-200%) X Individual Performance Rating

•                  The target is set at 85% of $607,000.

•                  The Company Financial Performance Factor is based on targeted financial metrics approved by the Compensation Committee on January 28, 2015, with a performance at Operational Budget yielding 115%.

•                  Individual performance is based on achievement against objectives set at 100%.

•                  The Compensation Committee has the discretion to modify the Company Financial Performance metrics, but with the same metrics as for other NEOs, including the Chief Executive Officer.

•                  The 2015 bonus will be pro rated based on service through March 13, 2015 (25% of performance period).